                                                                   Exhibit 10.31

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    ADDENDUM

      This Addendum (the "Addendum"), dated as of SEPTEMBER 1, 2004 (the "Effective Date"), amends and supersedes certain of the provisions of the (1) Akamai Microsoft Non-Standard Services Agreement Terms & Conditions (the "Terms & Conditions") entered into by and between Akamai Technologies, Inc. ("Akamai") and Microsoft Corporation ("Microsoft"), dated as of June 29, 2000; and (2) the Akamai FreeFlow Services Order Form entered into by the parties as of September 1, 2003 (the "Existing Order Form") and the Addendum thereto also dated as of September 1, 2003 (the "Existing Addendum" and, together with the Existing Order Form, the "Existing Order"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Terms & Conditions.

NOW, THEREFORE, the parties hereby agree as follows:

      1. This Addendum shall supersede and replace the Existing Order effective as of the Effective Date. Unless otherwise agreed by the parties, the rates set forth herein shall apply to any use of the identified Akamai Services by a Microsoft Web property ("Property"). Except to the extent modified hereby, all orders for Akamai Services currently in effect by Microsoft shall continue in full force and effect.

      2. The Akamai Services that Microsoft and its Affiliates (as defined below) may utilize hereunder are the following:

            a. Web Site Delivery - for the delivery of HTTP content and SSL objects.

            b. Software Downloads - for use in connection with Microsoft's "Foreground Software Delivery"

            c.    Streaming - in both VOD and live formats

            d.    FirstPoint

            e.    Various Advanced Features identified below

            For purposes of this Addendum, "Affiliate" shall mean any entity now or hereafter directly or indirectly controlling or controlled by or in common control with a party, where "control" is defined as the ownership of at least 50% of the equity or beneficial interest of such entity or the right to vote for or appoint a majority of the board of directors or other governing body of such entity, and any other entity with respect to which party (i) sold a majority interest and retained at least 10% ownership of the equity or beneficial interest of such entity and (ii) has management or operational responsibility (including the authority to act on behalf of and legally bind such entity) (collectively "Management or Operational Responsibility") provided that such entity shall be deemed to be an Affiliate only so long as such "control" exists or party has Management or Operational Responsibility for such entity. For the avoidance of doubt, this Addendum shall not apply to any affiliates of Microsoft Affiliates.

      3. Use of the Web Site Delivery Service will be subject to the following terms and pricing:

            a. Permitted Content Types. The Web Site Delivery Service may be used to provide delivery of Web content on any Microsoft Web property ("Property"), including the Microsoft.com domain, international variants thereof operated by Microsoft and its Affiliates, and any MSN properties. Each Property will be assigned one or more separate Akamai Content Provider (CP) Codes, consistent with the past practices of the parties.

            b. Usage Rates. Usage rates for Web Site Delivery will be as follows:

                  Domestic:  $[**]/Mbps
                  EMEA:      $[**]/Mbps
                  Asia/ROW:  $[**]/Mbps

                  For purposes of the above rates:

                  - Usage will be billed monthly at 95th percentile of usage or uncompressed equivalent as measured by Akamai over five minute intervals for each CP Code ("95/5"). All measurements will be taken regionally using separate 95/5 measurements.

                  - Regions will be determined based on whether Customer Content is served to end users in (i) the United States and Canada ("Domestic"), (ii) Europe, Middle East and Africa ("EMEA"), or (iii) Asia or the rest of the world ("Asia/ROW").

                  - Any monthly usage in excess of two times the 95/5 for a particular Property (CP Code) will be charged at the rate of $[**] per GB delivered. Such "superbursting" charges for any Property that total less than $[**] in any month will be waived.

            c. Integration Fees. Basic integration services will be performed by Akamai on a Property for a flat fee of $[**] per integration. Such fee will be waived for any Property committing to deliver at least [**] Mbps per month.

            d. Service Level Agreement. Web Site Delivery Services will be provided in accordance with the Service Level Agreement attached as Exhibit A.

      4. Use of the Software Downloads Delivery Service will be subject to the following terms and pricing:

            a. Permitted Content Types. The Software Downloads Delivery Service may be used to provide delivery of software downloads on any Property, including the "Windows Update" site and the "Download Center". Each Property will be assigned one or more separate CP Codes, consistent with the past practices of the parties.

            b. Usage Rate. The usage rate for Software Downloads Delivery will be $[**]/Mbps, and a single global 95/5 measurement will be taken for each CP

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                  Code. Any monthly usage in excess of two times the 95/5 for a particular Property (CP Code) will be charged at the rate of $[**] per GB delivered. Such "superbursting" charges for any Property that total less than $[**] in any month will be waived.

            c. Integration Fees. Basic integration services will be performed by Akamai on a Property for a flat fee of $[**] per integration. Such fee will be waived for any Property committing to deliver at least [**] Mbps per month.

            d. Service Level Agreement. Software Downloads Delivery Services will be provided in accordance with the Service Level Agreement attached as Exhibit A.

            e. Ability to Redirect. [**] will be [**], as specified [**] will be [**] in response to [**]. For example, [**] in response to [**].

      5. Use of the Streaming Service will be subject to the following terms and pricing:

            a. Permitted Content Types. The Streaming Services may be used to provide delivery of streaming content on any Property. Each Property will be assigned one or more separate CP Codes, consistent with the past practices of the parties.

            b.    Usage Rates. Usage rates for Streaming will be as follows:

                  Domestic: $[**]/Mbps
                  EMEA:     $[**]/Mbps
                  Asia/ROW: $[**]/Mbps

                  For purposes of the above rates:

                  - Usage will be billed monthly at 95th percentile of usage or uncompressed equivalent as measured by Akamai over five minute intervals for each CP Code ("95/5"). All measurements will be taken regionally each month using separate 95/5 measurements.

                  - Regions will be determined based on whether Customer Content is served to (i) Domestic end users, (ii) EMEA end user, or (iii) Asia/ROW end users.

                  - Any monthly usage in excess of two times the 95/5 for a particular Property (CP Code) will be charged at the rate of $[**] per GB delivered. Such "superbursting" charges for any Property that total less than $[**] in any month will be waived.

            c. Integration Fees. Basic integration services will be performed by Akamai on a Property for a flat fee of $[**] per integration. Such fee will be waived for any Property committing to deliver at least [**] Mbps per month.

            d. Service Level Agreement. Streaming Services will be provided in accordance with the Service Level Agreement attached as Exhibit A.

      6. Use of FirstPoint will be subject to the following terms and pricing:

            a. Flat Fee. Microsoft will be charged a fee of $[**] for the 12 months of the Term for its use of FirstPoint. Such fee will be billed monthly on a pro-rated basis.

            b. Limitations. Use of FirstPoint will be limited to [**]hostnames and no more than [**] datacenters per hostname. The current deployment of FirstPoint agents will be utilized.

            c. Integration. Basic integration services will be performed by Akamai on hostnames for no additional charge.

            d. Service Level Agreement. The FirstPoint Service will be provided in accordance with the Service Level Agreement attached as Exhibit A.

      7. Microsoft Properties may make use of the following Akamai features subject to the indicated terms and pricing:

            a.    SureRoute

                  - $[**] per month per hostname. Such fee will be waived for any Property committing to deliver at least [**] Mbps per month, or in such other circumstances as Akamai may determine in its discretion.

                  - All edge egress and midgress usage will be charged at standard Web content delivery rates set forth above.

                  - Basic integration services will be performed by Akamai on a Property for a flat fee of $[**] per integration.

            b.    SiteShield

                  -     $[**] per month per Property per data center.

                  - All usage will be charged at standard Web content delivery rates set forth above.

                  - Usage of EdgeSuite and a [**]-month minimum contract commitment is required. No temporary activations will be permitted.

                  - Basic integration services will be performed by Akamai on a Property for a flat fee of $[**] per integration.

            c.    Edge Side Includes

                  -     Includes access to page assembly features, ESI version
                        [**].

                  - Usage based rate of $[**] per million transactions per month.

                  - Basic training and integration services will be performed by Akamai on a Property for a flat fee of $[**] per integration.

            d.    Additional Advanced Features

                  -     Includes the following features:

                          - Access Control (Streaming Authentication, HTTP Authorization, Request Blocking or Edge/Origin Authentication)

                          -   Edge Logging

                          -   Advanced Cache Control

                          -   Site Failover

                  - $[**] per feature per month per Property. One feature fee will be waived for a Property for each [**] Mbps per month that such Property has committed to deliver.

                  - Basic training and integration services will be performed by Akamai on a Property for a flat fee of $[**] per integration.

                  - Akamai agrees to provide custom pricing quotations for custom feature bundles upon request.

            e.    Additional Professional Services

                  - Additional Akamai Professional Services required beyond any of the basic integration services identified in this Addendum will be negotiated by the parties on a case by case basis.

      8. The "Term" of this Addendum will be for 12 months commencing on the Effective Date. For purposes of clarification, the parties acknowledge that the 60 day termination without penalty provision pertaining to certain Akamai Services set forth in Section 8.2 of the Terms and Conditions does not apply to any of the Services for which Microsoft is contracting hereunder.

      9. During the last month of the Term of this Addendum (i.e., during August 2005), the parties will negotiate in good faith any appropriate modifications to the pricing or the Service Level Agreement set forth herein that would extend to another Term. In the event that the parties agree upon modified pricing or Service Level Agreement terms, or alternatively agree that no price or Service Level Agreement modifications are necessary, they shall execute appropriate documentation and the usage commitments set forth herein shall continue under any renewal Term except to the extent otherwise agreed to by the parties in such documentation. If the parties are unable to reach agreement on pricing terms or the Service Level Agreement during such negotiation period then Microsoft may, by providing written notice to Akamai prior to September 1, 2005, convert the Term of this Addendum so that Microsoft's spending commitment hereunder as described in Section 10 is reduced by 50%, and thereunder shall continue on a month-to-month basis subject to termination by either party without penalty by delivery of a written notice of termination to the other party at least 10 days prior to the first day of the following month.

      10. Microsoft hereby commits to spend during the Term a minimum of $[**] and $[**] on combined purchases of Web Site Delivery Services and Software Downloads Delivery Services, as described above. If at the end of any [**] Microsoft's usage of Web Site Delivery Services and Software Downloads Delivery Services is less than the above committed amount (a "Shortfall"), then Akamai will invoice Microsoft for the Shortfall. No Shortfall amount will be entitled to any carry-forward, carry-back or future offset and, no Shortfall amount paid or payable by Microsoft to Akamai pursuant to this Section may be applied to cover any incremental amount owed by Microsoft to Akamai for use of any other service that exceeds a given minimum usage commitment for that service.

      11. Akamai has implemented a corporate security policy that is based on the ISO 17799 standard and is substantially equivalent to the MSN Security Policy (version 7.00 revised 1/31/03) provided to Akamai. Akamai will undergo an annual assessment in accordance with ISO 17799 by a 'big four' consulting firm or a reputable equivalent thereto (currently PricewaterhouseCoopers), in either case as selected by Akamai. The costs of the assessment, including without limitation all fees charged by such consultants and all costs and expenses incurred by Akamai in connection with such assessment, shall be borne by Akamai. An executive summary and a formal attestation by the consultant will be made available for Microsoft's review. Microsoft acknowledges that all information relating to the assessment, including the report with respect thereto, the executive summary and the formal attestation, shall constitute confidential information subject to the non-disclosure provisions of the Terms & Conditions.

            Akamai shall permit Microsoft to review the initial assessment. In the event that Microsoft in its reasonable discretion is not satisfied with the initial assessment because it shows substantial noncompliance with the ISO 17799 standard, then Microsoft may terminate without penalty this Addendum and the New Order Form by written notice delivered to Akamai within five (5) days of the last signature on this Addendum. In the event of a termination by Microsoft pursuant to the foregoing sentence, the parties shall automatically revert to the Original Order Form, as amended by the Addenda.

            With respect to any future assessment made available for review annually by Akamai to Microsoft, in the event that Microsoft in its reasonable discretion is not satisfied with such assessment because it shows a material decrease in compliance with the ISO 17799 standard compared with the prior year, then Microsoft shall so notify Akamai within fourteen (14) days after receipt of the annual assessment and the parties will negotiate in good faith with the goal of developing an action plan designed to address any agreed upon deficiencies. In the event that the parties are unable to reach agreement on such an action plan then Microsoft may terminate without penalty this Addendum and the New Order Form by written notice delivered to Akamai within 30 days after Microsoft's initial notice regarding non-compliance.

            Akamai will promptly notify a designated Microsoft security contact of any security breach or similar incident that has, or might have, compromised the privacy or security of any Microsoft end-user personally identifiable information in Akamai's possession. In such event, Akamai will keep Microsoft updated as to the steps being taken to alleviate any continued threat to the privacy or security of such information as well as any actions being taken to prevent foreseeable future incidents.

            The parties acknowledge that Akamai currently does not transmit any end-user personally identifiable information on behalf of Microsoft. To the extent that Microsoft desires to have Akamai transmit any such information in the future it will so notify Akamai and the parties will discuss and agree on any appropriate security precautions that may be needed with respect to such information.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

      Agreed and Accepted:                           Agreed and Accepted:

      AKAMAI TECHNOLOGIES, INC.                      MICROSOFT CORPORATION

      By: /s/Mike Carlson                            By: /s/Steven A. Ballmer
          ----------------------                         ----------------------

      Name: Mike Carlson                             Name: Steven A. Ballmer

      Title: Regional Manager                        Title: CEO

      Date: 9/13/2004                                Date: 09/29/04

                                    EXHIBIT A

                             SERVICE LEVEL AGREEMENT

I.    General

            a. The Service Level Agreement ("SLA") provisions in this Exhibit A will apply to each Microsoft property executing an order form with Akamai. Each SLA will be measured, and credit amounts calculated, on a property by property basis.

            b. Microsoft will be responsible for activating the SLA measurement by entering an appropriate test object in the Akamai customer portal (http://control.akamai.com).

            c. Testing for the purposes of measuring compliance with the SLA will be done using Akamai's testing network, except as otherwise noted below. Data from such testing will be made available to both parties. In the event that a third party is used for testing, any identified SLA violation must be validated by Akamai's logs which will be provided to Microsoft for review. Microsoft will provide prompt notification (within five (5) days of an incident) to Akamai of any SLA violation detected.

            d. Akamai will not be responsible for any failure to meet Service levels resulting from any negligent or willful act or omission by Microsoft.

            e. In the event that Microsoft's total fees for Services is less than $[**] in any [**], this SLA will no longer apply and the standard Akamai SLAs will be in force.

II.   HTTP Service Level Agreement (EdgeSuite Delivery)

            a.    HTTP Service levels will be monitored using two methods:
                  Akamai's internal Akanote System, and third party testing performed by [**], as follows:

                        i. Akamai's Internal Monitoring will be the initial point of reference. In the event that Akamai's monitoring indicates the service levels that they are monitoring have not been met, then such results will be definitive and there will be no need to consult the [**] results. In no event will reference to the two testing methodologies result in duplicate credits being given or SLA violations otherwise being double counted with respect to any particular incident.

                        ii. In the event that the [**] results indicate that the service levels that such tests are monitoring have not been met, then Microsoft will promptly notify Akamai of such fact and the parties will consult Akamai's internal testing logs for the relevant time period. If such logs do not confirm the service level failure identified by the [**] testing, then Microsoft has the option to engage [**]) for additional log analysis or no SLA violation will be deemed to have occurred. If based on the additional log analysis Microsoft, Akamai and [**] are not able to mutually agree that there was a SLA violation, no SLA violation will be deemed to have occurred.

                        iii. For purposes of conducting the [**] tests hereunder, Microsoft will be responsible for the costs associated with, and coordinating the execution of, such testing with the third party vendor. However, Akamai will be provided with access to the relevant testing account to enable Akamai to track the testing hereunder and investigate any potential performance issues.

b.    Akamai Internal Monitoring

            i.    Service Levels

                        1. 100% Uptime - The Service will serve content 100% of the time. 100% uptime is defined as no Outages during a 24 hour period.

                        2. Measurable Performance Enhancement - The Service will serve content [**] than the Customer's web site when excluding DNS lookup times. (i.e., after excluding DNS lookup times for all requests, the time required to get the file from the origin server will be [**] the time required to get the file from the Akamai Network).

            ii.   Monitoring Methodology

                        1. From at least [**] geographically and network diverse locations in major metropolitan areas, Akamai will simultaneously poll a test file residing on the Customer's production servers and on Akamai's network.

                        2. The polling mechanism will perform two (2) [**] GET operations:

                                    a.       One GET operations will be
                                             performed to retrieve the file
                                             directly from the origin servers
                                             (e.g. http://origin.customer.com/
                                             testobject.gif), or via an Akamai
                                             SiteShield region if the Microsoft
                                             property is using the SiteShield
                                             feature.)

                                    b.       One GET operation will be performed
                                             to retrieve the file via the
                                             Service, by requesting the object
                                             from an appropriate Microsoft
                                             hostname CNAME'd to Akamai (e.g.
                                             http://www.customer.com/testobject.
                                             gif where www.customer.com is
                                             CNAME'd to Akamai and configured to
                                             pull content from origin.customer.
                                             com)

                        3. Polling will occur at approximately [**] minute intervals.

                        4. Raw data will be trimmed once per day to eliminate any measurements that came from an agent experiencing technical problems during the measurement period.

                        5.    The test file will meet the following criteria:

                                    a.       The Akamaized test object will have
                                             a TTL of 2 hours or greater.

                                    b.       The test content will be a file of
                                             approximately 10 KB in size.

                                    c.       The test object will be a live
                                             object in regular use on the
                                             property being tested.

            iii.  Performance Metric

                        1. The Performance Metric will be based on a daily average of performance for the Service and Microsoft's production web server (measured directly, or via a SiteShield region if applicable), computed from data captured across all regions and hits.

                        2. A Performance Credit will be awarded if on a given day the Akamai daily average time when compared to Microsoft's daily average time does not provide the Measurable Performance Enhancement defined in the relevant Service Level.

            iv.   Outage Metric

                        1. An Outage will be defined as a [**]minute or more period of consecutive failed attempts by at least a single agent to GET the test file from the Service while succeeding to GET the test file from Microsoft's web site (refer to Monitoring Methodology above.)

                        2. One Outage Credit will be awarded for [**] that experiences an Outage.

      c. [**] Testing

            i.    Service Levels

                        1. 100% Uptime - The Service will serve content 100% of the time. 100% uptime is defined as no Outages during a 24 hour period.

                        2. Measurable Performance Enhancement - The Service will serve content [**] the file from the Akamai Network).

            ii.   Monitoring Methodology

                        1. Microsoft will select from [**] list of standard groups of agents that are generally commercially available and that have at least [**] geographically and network diverse locations in major metropolitan areas, [**] agents will poll a test file residing on the Customer's production servers and if the Customer's production server succeeds [**] poll a test file residing on Akamai's network.

                        2. The polling mechanism will perform two (2) GET operations:

                                    a.       One GET operations will be
                                             performed to retrieve the file
                                             directly from the origin servers
                                             (e.g. http://origin.customer.com/
                                             testobject.gif), or via an Akamai
                                             SiteShield region if the Microsoft
                                             property is using the SiteShield
                                             feature.)

                                    b.       One GET operation will be performed
                                             to retrieve the file via the
                                             Service, by requesting the object
                                             from an appropriate Microsoft
                                             hostname CNAME'd to Akamai (e.g.
                                             http://www.customer.com/testobject.
                                             gif where

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

                                             www.customer.com is  CNAME'd  to
                                             Akamai and configured to pull
                                             content from origin.customer.com)

                        3. Polling will occur at a frequency of not less than every [**] minutes.

                        4. Raw data will be verified at least daily to eliminate any measurements that came from an agent experiencing technical problems during the measurement period.

                        5.    The test file will meet the following criteria:

                                    a.       The Akamaized test object will have
                                             a TTL of 2 hours or greater.

                                    b.       The test content will be a file of
                                             approximately 10 KB in size.

                                    c.       The test object will be a live
                                             object in regular use on the
                                             property being tested.

                  iii.  Performance Metric

                        1. The Performance Metric will be based on a daily average of performance for the Service and Microsoft's production web server (measured directly, or via a SiteShield region if applicable), computed from data captured across all regions and hits.

                        2. A Performance Credit will be awarded if on a given day the Akamai daily average time when compared to Microsoft's daily average time does not provide the Measurable Performance Enhancement defined in the relevant Service Level.

                  iv.   Outage Metric

                        1. An Outage will be defined as the occurrence of either of the following during any [**] minute testing interval: (A) [**] the total [**] agent requests during such period result in a failure to GET the test file from the Service while succeeding during the same request to GET the test file from Microsoft's web site (refer to Monitoring Methodology above); or (B) [**] agents fail to have any successful GETs of the test file from the Service while succeeding in the same request to GET the test file from Microsoft's web site (refer to Monitoring Methodology above).

                        2. One Outage Credit will be awarded for [**] that experiences an Outage.

III.  Streaming Service Level Agreement

        a. Service Levels applicable to VOD streaming only

             i. 100% Uptime - The Service will serve content 100% of the time. 100% uptime is defined as no Outages during a 24 hour period.

            ii. Start-Up Time - Average Start-up time will be less than [**]. Start-up Time is defined as the time between the initial submission of the target URL to the

                  Windows Media Player and the beginning of the playback, and includes the connect time and the initial buffer time.

            iii. Rebuffering - Rebuffering will be less than [**] of total playing time. Rebuffering is defined as the sum of all time spent rebuffering after the initial rebuffering period.

        b. Monitoring Methodology

            i. Microsoft will contract with [**] to perform the monitoring defined herein. Microsoft will be responsible for the cost of this testing and for coordinating execution of the testing with [**], but will provide Akamai with access to the relevant testing account to enable Akamai to track the testing hereunder and investigate any potential performance issues.

            ii. The polling mechanism will request the test file from the Service.

                        1. Polling will occur at approximately [**] minute intervals.

                        2. Each test request will last 60 seconds during which time various measurements are colleted to determine performance under the service commitments described above.

                        3. Raw data will be verified at least daily to eliminate any measurements that came from an agent experiencing technical problems during the measurement period.

            iii.  The test file will meet the following criteria:

                        1. The Akamaized test object will have a TTL of 2 hours or greater.

                        2. The file storage location will be mutually agreed to by Microsoft and Akamai, but such approval will not be unreasonably withheld.

                        3.    The file will be a Windows Media VOD file.

                        4. The encoding parameters of the file must be mutually agreed to by Microsoft and Akamai, but such approval will not be unreasonably withheld.

        c. Start-Up Metric

            i. The Start-Up time will be calculated as an average of all measurements taken in a day

            ii. A Performance Credit will be awarded if on a given day the average Start-Up time exceeds the Service Level agreed to in the SLA.

        d. Rebuffering Metric

            i. The Rebuffering time will be calculated as an average of all measurements taken in a day.

            ii. A Performance Credit will be awarded if on a given day the average Rebuffering time exceeds the Service Level agreed to in the SLA.

        e. Outage Metric

                  i. An Outage will be defined as [**] consecutive failed measurements [**].

                  ii. One Outage Credit will be awarded for [**] that experiences an Outage.

IV.   Storage Service Level Agreement

        a. Service Levels

                  i. 100% Uptime - The Service will serve content 100% of the time. 100% Uptime is defined as no Outages in a 24 hour period.

                  ii. No Loss of Content - Microsoft content will be protected from loss once such data has been successfully uploaded into the Akamai Storage System; provided, however, that Akamai will not be responsible for any loss of Microsoft content due to actions or inactions of Microsoft

                  iii. Instantaneous Expansion - Microsoft may expand the volume of Microsoft content stored via the Service at anytime by up to [**] within any given 30 day period.

        b. Monitoring Methodology

                  i. From at least [**] geographically and network diverse locations in major metropolitan areas, Akamai will simultaneously poll a test file residing on the Customer's production servers and on Akamai's network

                  ii. The polling mechanism will perform a GET operation for a test file stored on Akamai NetStorage:

                           1. Polling will occur at approximately [**] minute intervals.

                           2. Raw data will be trimmed once per day to eliminate any measurements that came from an agent experiencing technical problems during the measurement period.

                  iii.  The test file will meet the following criteria:

                           1. The Akamaized test object will have a TTL of 0 to ensure that requests are passed through the EdgeSuite network to NetStorage.

                           2.       The test content will be a file of
                                    approximately 10 KB in size.

        c. Expansion Metric

                  i. A Performance Credit will be awarded for [**] that Microsoft is unable to store content on the Service after all required notifications have been provided.

        d. Outage Metric

                  i. An Outage will be defined as a [**]minute or more period of consecutive failed attempts by at least a single agent to GET the test file from the Service.

                  ii. One Outage Credit will be awarded for [**] that experiences an Outage.

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V.    FirstPoint Service Level Agreement

            a.    Service Levels

                        i. 100% Uptime - The Service will have no Outages in a 24 hour period.

            b.    Monitoring Methodology

                        i. From at least [**] geographically and network diverse locations in major metropolitan areas, Akamai will make a request to the hostname CNAME'd to Akamai's FirstPoint Service.

                        ii. Polling will occur at approximately [**] intervals.

                        iii. Raw data will be trimmed once per day to eliminate any measurements that came from an agent experiencing technical problems during the measurement period.

            c.    Outage Metric

                        i. An Outage will be defined as a [**]minute or more period of consecutive failed attempts by at least a single agent to satisfactorily resolve to a live Microsoft IP address.

                        ii. One Outage Credit will be awarded for [**] that experiences an Outage.

VI.   Remedies

            a.    Credit Amounts

                        i. Performance Credit - a Performance Credit will be equal to [**] fees calculated as a percentage of the "CIR" for that property for the affected service only. The "CIR" will be defined as the daily minimum committed fees (pro-rated on the basis of the [**] committed level, which ever is greater) for a particular property and a particular service and will be calculated as either (a) the CIR of that property for the affected service based on an order form or amendment or other written agreement entered into directly with the property or (b) if no order form or other written agreement with a separate minimum commitment applies to a particular property's use of a particular service, then the CIR for that property will be deemed to be a proportional amount of the [**] CIR (which ever is greater) applicable to all Microsoft properties not subject to a separate minimum commitment, if any, calculated as the percentage of fees for the affected Service represented by that property (as a percentage of total Microsoft fees for the affected Service for Microsoft properties not subject to a separate commitment) times the [**] CIR (which ever is greater) entered into by Microsoft for the affected Service. If the foregoing calculation would result in a particular Microsoft property having a CIR of zero for a particular service, then the Performance Credit for such property for such service will be equal to [**] of the total fees due by that property in respect of such service during the impacted month.

                        ii. Outage Credit - an Outage Credit will be equal to [**] fees calculated as a percentage of the "CIR" for that property for the affected service only. The

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                              "CIR" will be defined as the daily minimum
                              committed fees (pro-rated on the basis of the [**] committed level, which ever is greater) for a particular property and a particular service and will be calculated as either a) the CIR of that property for the affected service based on an order form or amendment or other written agreement entered into directly with the property or b) if no order form or other written agreement with a separate minimum commitment applies to a particular property's use of a particular service, then the CIR for that property will be deemed to be a proportional amount of the [**] CIR (which ever is greater) applicable to all Microsoft properties not subject to a separate minimum commitment, if any, calculated as the percentage of fees for the affected Service represented by that property (as a percentage of total Microsoft fees for the affected Service for Microsoft properties not subject to a separate commitment) times the [**] CIR (which ever is greater) entered into by Microsoft for the affected Service. If the foregoing calculation would result in a particular Microsoft property having a CIR of zero for a particular service, then the Outage Credit for such property for such service will be equal to [**] of the total fees due by that property in respect of such service during the impacted month.

            b.    Service Credits

                        i. Each property entitled to receive a credit under this SLA will receive a Service Credit on the invoice for the impacted month.

                        ii. The Service Credit will be equal to the sum of the Performance Credits for the preceding month and the sum of the Outage Credits for the preceding month (one Outage Credit being awarded for each hour or fraction thereof.)

                        iii. For any given property that has a CIR as determined above, the Service Credit may not exceed 30 days of fees attributable to such property as calculated under "Performance Credit" above. For any given property that has a CIR equal to zero as determined above, the Service Credit may not exceed [**] of the total fees due by that property in respect of such service during the impacted month.

                        iv. Except with respect to the termination rights below, the Service Credit will be Microsoft's sole remedy for any service outage or other failure to meet a defined SLA.

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            c.    Termination

                  Microsoft will have the right to terminate its commitment to purchase a particular affected Service (whether reflected in an Order Form, Addendum or otherwise) on 15 days written notice if failure to achieve the Service Levels for such affected Service occurs [**] times in a thirty day period or [**] times in a sixty day period; provided, however that such notice must be delivered within 30 days of the date on which the last failure occurred.

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